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                                                                     EXHIBIT 16



                          [Arthur Andersen Letterhead]


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 20, 2002


Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated May 20, 2002, of LaBranche & Co Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc: Mr. Harvey S. Traison, CFO